FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2018

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers

On November 30, 2018, Lam Research Corporation (the “Company”) entered into an amendment to the employment agreement of Douglas R. Bettinger, the Company’s Executive Vice President and Chief Financial Officer, which employment agreement was entered into effective January 1, 2018.

The amendment to the employment agreement (the material terms of which are set forth in the Company’s Current Report dated January 2, 2018) reflects Mr. Bettinger’s calendar year 2019 compensation ($640,000 base salary, annual incentive program target award opportunity of 100% of base salary and long-term incentive program target award opportunity of $3,000,000) and a one-time restricted stock unit (RSU) award of $8,000,000 granted on November 30, 2018 that will vest over four years (25% of the RSUs on the one-year anniversary of the grant date and the remainder of the RSUs on a pro-rated basis on the last day of every month thereafter for the next 36 months).

The foregoing description is qualified in its entirety by reference to the full text of the amendment to the employment agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference in this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1	Amendment to Employment Agreement with Douglas R. Bettinger, dated November 30, 2018

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2018	LAM RESEARCH CORPORATION
(Registrant)
/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, Corporate Legal Services